Exhibit 5.1

                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]

                                 March 23, 2004

Board of Directors
A.D.A.M., Inc.
1600 RiverEdge Parkway
Suite 100
Atlanta, Georgia 30328-4568

  RE:    A.D.A.M., Inc.
         Registration Statement on Form S-8
         2,500,000 Shares of Common Stock
         2002 Stock Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel for A.D.A.M., Inc. (the "Registrant"), and are familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about March 23, 2004, pursuant to which the Registrant is registering 2,500,000 shares of its common stock reserved for issuance under its 2002 Stock Incentive Plan (the "Plan").

         We have examined, and are familiar with, the originals or copies, certified or otherwise, of such documents, corporate records and other instruments of the Registrant relating to the issuance of the common stock covered by the Registration Statement, including the Plan, which we deem relevant and which form the basis of the opinion hereinafter set forth.

         Based on and subject to the foregoing, we are of the opinion that the 2,500,000 shares of the Registrant's common stock covered by the Registration Statement have been legally authorized by the Registrant and, when issued and sold in accordance with the terms described in the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this opinion, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               SMITH, GAMBRELL & RUSSELL, LLP

                                               /s/ Arthur Jay Schwartz

                                               Arthur Jay Schwartz